                                                                  EXHIBIT 3.1(i)


                         CERTIFICATE OF RETIREMENT AND
                      PROHIBITION OF REISSUANCE OF SHARES
                                       OF
                    CREDENTIALS SERVICES INTERNATIONAL, INC.

                    (Pursuant to Section 243 of the General
                   Corporation Law of the State of Delaware)



         Credentials Services International, Inc. (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                 1. The name of the corporation is Credentials Services International, Inc.

                 2. The corporation has retired 3,000 shares of its Preferred Stock.

                 3. The Certificate of Incorporation of the corporation prohibits the reissuance of any of the shares of its Preferred Stock, thereby reducing the total number of authorized shares.


Executed on this 4th day of March, 1997.



                                       CREDENTIALS SERVICES
                                       INTERNATIONAL, INC.


                                       By: /s/ Allan D. L. Weinstein
                                          --------------------------------
                                          Allan D. L. Weinstein
                                          Secretary





                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:01 AM 03/05/1997
                              971072022 - 2337205

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    CREDENTIALS SERVICES INTERNATIONAL, INC.


                             _____________________


         Credentials Services International, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

                 1. The certificate of incorporation of the corporation is hereby amended by striking out the first two (2) paragraphs of ARTICLE FOURTH thereof in their entirety and by substituting in lieu of said paragraphs the new paragraphs set forth on Exhibit A hereto.

                 2. The certificate of incorporation is hereby further amended by adding to ARTICLE FOURTH a new paragraph "C. Exchange" as set forth on Exhibit A hereto.

                 3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Dated:  March 4, 1997

                                       CREDENTIALS SERVICES
                                       INTERNATIONAL, INC.



                                       By: /s/ Allan D. L. Weinstein
                                           ---------------------------------
                                           Allan D. L. Weinstein
                                           Secretary

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 03/05/1997
                               971072021- 2337205

                                                                       EXHIBIT A




                                 ARTICLE FOURTH


                 The total number of shares of capital stock which the Corporation has authority to issue is fifty-five thousand (55,000) shares, consisting of:

                 (1) fifty thousand (50,000) shares of Common Stock, par value $.01 per share (the "Common Stock"); and


                               * * * * * * * * *



                 C.       Exchange

                 The Corporation shall issue thirty thousand (30,000) shares of Common Stock in exchange for and in substitution and in lieu of the 3,000 outstanding shares of Series A Stock at the rate of ten (10) shares of Common Stock for each outstanding share of Series A Stock, and the holder of the said outstanding shares of Series A Stock shall surrender the certificates therefor to the Corporation for cancellation and retirement and such Series A Stock shall not under any circumstances be reissued, and such holder shall receive and accept in lieu of the certificates representing Series A Stock one or more new certificates representing Common Stock.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                    CREDENTIALS SERVICES INTERNATIONAL, INC.


                             ______________________



                 Credentials Services International, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

                 1. The name of the corporation (hereinafter called the "Corporation") is Credentials Services International, Inc.

                 2. The certificate of incorporation of the corporation is hereby amended by striking out paragraph FOURTH thereof in its entirety and by substituting in lieu of said paragraph the new paragraph FOURTH set forth as Exhibit A hereto.

                 3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated:  November 5, 1996

                                       CREDENTIALS SERVICES
                                       INTERNATIONAL, INC.



                                       By: /s/ Allan D.L. Weinstein
                                          -------------------------------
                                          Allan D.L. Weinstein
                                          Secretary



                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 09:00 AM 011/06/1996
                               960324656- 2337205

                                                                       EXHIBIT A



                                 ARTICLE FOURTH


                 The total number of shares of capital stock which the Corporation has authority to issue is twenty-five thousand (25,000) shares, consisting of:

                 (1) twenty thousand (20,000) shares of Common Stock, par value $.01 per share (the "Common Stock");

                 (2) five thousand (5,000) shares of Series A Cumulative Preferred Stock, par value $.10 per share (the "Series A Stock"); and

                 The following is a statement of the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions thereof in respect of each class of stock of the Corporation.

                                A.  Common Stock

                 1. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

                 2. Dividend Rights. Subject to provisions of law and of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

                 3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Series A Stock shall be entitled upon Liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                          B.  Series A Preferred Stock

                 1. Dividends. The holders of shares of Series A Stock shall be entitled to receive, when and as declared by the Board of Directors and to the extent permitted under the Delaware General Corporation Law, preferential dividends as provided in this section. Except as otherwise provided herein, dividends on each share of Series A Stock shall accrue cumulatively and at a compounded rate of 12% per annum (or $120 per annum) from and including the date of issuance of each share of Series A Stock. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any shares of Series A Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such shares. Dividends shall be payable by the Corporation each fiscal quarter of the Corporation to the holders of record of the shares of Series A Stock as of the dates during each such quarter fixed by the Board of Directors. At the option of the Corporation, the dividends payable with respect to each share of Series A Stock shall be payable in cash or in shares of Series A Stock ("Dividend Shares") of the Corporation at the Issue Value. The number of Dividend Shares (including fractions thereof) payable on a quarterly basis to the holders of each share of Series A Stock shall be determined by multiplying the Issue Value of each such share of Series A Stock by the foregoing annual dividend rate divided by four.

                 All accrued but unpaid dividends with respect to the Series A Stock shall have been paid or a sum sufficient for payment thereof shall have been set apart for such payment, before any dividends shall be declared or paid or any other distribution declared or made with respect to any stock ranking junior to the Series A Stock as to the payment of dividends "Junior Stock") (other than a dividend of Junior Stock) and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of Junior Stock. All dividends on the Series A Stock shall be declared or accrued pro rata per share of Series A Stock. Except as otherwise contemplated herein, holders of shares of Series A Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of dividends payable at the rate set forth above. All cash dividends paid to any holder of shares of Series A Stock shall be rounded to the nearest cent.

                 2. Voting Rights. Except as expressly provided in this Certificate of Incorporation or as otherwise required by law, the Series A Stock shall have no voting rights.

                 3. Liquidation Rights. In the event of a Liquidation, the holders of shares of Series A Stock shall be entitled, before any distribution or payment is made upon any shares of any other class of capital stock of the Corporation, to be paid, from the assets remaining after payment of the debts and liabilities of the Corporation, an amount equal to the sum of $1,000.00 (the "Series A Liquidation Value") per share of Series A Stock (or a pro rata portion thereof for any fractional shares of Series A Stock), including all shares of Series A Stock which have accrued as Dividend Shares on the outstanding shares of Series A Stock, but which have not been declared and paid as of the date of such Liquidation, plus any accrued but unpaid cash dividends as of such date and such holders shall not be entitled to participate further in the distribution of the assets of the Corporation. If, upon such Liquidation, the assets of the Corporation to be distributed among the holders of the capital stock of the Corporation shall be insufficient to permit payment to the holders of Series A Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be distributed to the holders of the capital stock of the Corporation shall be distributed ratably among the holders of Series A Stock in the ratio which the number of shares of Series A Stock held by each such holder bears to the total number of shares of Series A Stock issued and outstanding as of the date of such Liquidation. Written notice of such Liquidation setting forth the payment date, the aggregate amount of the Series A Liquidation Value and the place where the amounts distributable shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of shares of the Series A Stock, such notice to be addressed to each such holder at such holder's post office address shown in the records of the Corporation. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, regardless of whether the Corporation survives any such consolidation or merger, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction in the number of outstanding shares of the capital stock or of any class or series of stock of the Corporation, shall be deemed to be a Liquidation within the meaning of any of the provisions of this paragraph.

                 4.       Redemption.

                 (a) Redemption Price. Series A Stock (including all shares thereof theretofore issued as Dividend Shares and all shares of Series A Stock, including fractional shares, which have accrued as Dividend Shares on the outstanding Series A Stock, but which have not theretofore been declared and paid) shall be redeemable as provided in this paragraph 4 (subject to the provisions of subparagraph (e) of this paragraph 4) by paying for each such shares of Series A Stock, in cash, the sum of $1,000 (or a pro rata porion thereof for any fractional shares of Series A Stock), such sum being hereinafter called the "Series A Redemption Price," plus all accrued cash dividends which have not theretofore been declared and/or paid.

                 (b) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series A Stock redeemed pursuant to this paragraph 4 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued; and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

                 (c) Shares to be Redeemed. In case of a redemption of only a percentage of the outstanding shares of the Series A Stock, the shares of Series A Stock to be redeemed at the Series A Redemption Price shall be selected pro rata and there shall be so redeemed from each registered holder that percentage of all of the shares to be redeemed which the number of shares of Series A Stock held of record by each such holder bears to the total number of shares of Series A Stock at the time outstanding.

                 (d) Mandatory Redemptions. The Corporation shall purchase and redeem, in the manner hereinafter provided, all of the shares of Series A Stock (including all shares thereof issued as Dividend Shares and all shares of Series A Stock, including fractional shares, which have accrued as Dividend Shares on the outstanding Series A Stock, but which have not been declared and paid to the date of such redemption), at the Series A Redemption Price, upon the consummation of a Sale of the Corporation (as defined in subparagraph (h) below).

                 (e) Optional Redemptions. The Corporation may, at its election expressed by resolution of its Board of Directors, purchase and redeem at any time and from time to time any or all of the outstanding shares of Series A Stock by payment of the percentage of the Series A Redemption Price for such Series A Stock to be so redeemed set forth below for the period during which such redemption is made:

                 Redemption Date                   Percentage of Series A Redemption Price
                 ---------------                   ---------------------------------------
                 Prior to November 5, 1997                                   104%
                 November 6, 1997 - November 5, 1998                         103%
                 November 6, 1998 - November 5, 1999                         102%
                 November 6, 1999 - November 5, 2000                         101%
                 Subsequent to November 5, 2000                              100%

provided, however, that the redemption price payable in connection with any mandatory redemption of Series A Stock pursuant to paragraph B.4(d) hereof shall be 100% of the Series A Redemption Price regardless of the date of any such redemption.

                 (f) Notice of Redemption. Notice of each redemption of Series A Stock pursuant to this paragraph 4, specifying the date (the "Series A Redemption Date") and place of redemption and the number of shares of Series A Stock and the certificate numbers thereof which are to be redeemed, shall be delivered to each holder of record of shares of Series A Stock to be redeemed at such holder's address as shown by the records of the Corporation not more than thirty (30) nor less than ten (10) days prior to the Series A Redemption Date.

                 (g) Dividends after Series A Redemption Date. Notice of redemption having been so delivered to the holders of Series A Stock and provision for payment of the Series A Redemption Price for such shares on the specified Series A Redemption Date having been made by the Corporation, then, unless default be made in the payment of the Series A Redemption Price for such shares when and as due, (i) the shares of Series A Stock designated for redemption in such notice shall not be entitled to any Series A Dividends or any other dividends accruing after the Series A Redemption Date specified, (ii) on such Series A Redemption Date all rights of the respective holders of such shares, as shareholders of the Corporation by reason of the ownership of such shares, shall cease, except the right to receive the Series A Redemption Price of such shares upon presentation and surrender of the respective certificates representing such shares, and (iii) such shares shall not after such Series A Redemption Date be deemed to be outstanding.

                 (h) Definitions. For purposes of this Article 4, the following terms shall have the following meanings:

                 "Affiliate" shall mean, with respect to any specified Person,
(i) any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person and (ii) if an individual, such Person's spouse and any parent, grandparent, child, grandchild, or sibling of such Person or of such Person's spouse.

                 "Issue Value" shall equal $1,000.00 per share of Series A
Stock.

                 "Person" shall mean any individual, partnership, limited liability company or partnership, firm, corporation, association, trust, unincorporated organization or other entity.

                 "Sale of the Corporation" shall mean any (i) merger into or consolidation with any other Person where the Corporation shall not be the continuing or surviving corporation of such consolidation or merger, (ii) sale or transfer of all or substantially all of the Corporation's properties or assets, in one or more series of related transactions, to any Person, other than the Corporation, who is not, immediately prior to such transaction, a subsidiary or Affiliate of the Corporation or (iii) sale or other transfer for value exchanging a pledge or hypothecation of Common Stock of the Corporation (collectively, the "Sale Transaction") to any Person, who or which is not then an Affiliate of the existing stockholders of the Corporation immediately prior to any such sale transaction of more than 50%, in the aggregate, of the outstanding shares of Common Stock of the Corporation held by such stockholders, as a group, immediately prior to any such Sale Transaction.

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 10:31 AM 10/07/1994
                              944190609 - 2337205



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


                 CIS ACQUISITION CORP. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                 DOES HEREBY CERTIFY:

                 FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following Amendment to the Certificate of Incorporation of said corporation:

                          RESOLVED, that the Certificate of Incorporation of CIS Acquisition Corp. be amended by changing the First Article thereof which sets forth the name of the Company so that, as amended, said Article shall be and read as follows:

                          "FIRST: The name of the corporation is Credentials Services International, Inc."

                 SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                 THIRD: That the aforesaid amendment was fully adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the Company has caused this certificate to be signed by W. James Tozer, its President, this 6th day of October, 1994.


                                       By: /s/ W. James Tozer, Jr.
                                          --------------------------------
                                          W. James Tozer, Jr.
                                          President

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 02:00 PM 08/30/1994
                              944163263 - 2337205



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        LINCOLNSHIRE BROADCASTING, INC.


                 The undersigned, being the SOLE INCORPORATOR of Lincolnshire Broadcasting, Inc. (the "Company"), does hereby certify and set forth:

                 1. The name of the Company is: Lincolnshire Broadcasting, Inc. The name under which the Company was formed is Lincolnshire Broadcasting, Inc.

                 2. The certificate of incorporation of the Company was filed with the Secretary of State of the State of Delaware on the 20th day of May, 1993.

                 3. Paragraph FIRST of the certificate of incorporation of the Company which sets forth the name of the Company, is hereby amended to read:

                          FIRST: The name of the corporation is CIS Acquisition Corp.

                 4. This amendment to the certificate of incorporation of the Company was authorized by the written consent of the sole incorporator of the Company, there being no shareholders of record of the Company, no subscribers for shares of the Company whose subscriptions have been accepted and no directors of the Company.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this 30th day of August, 1994.


                                                 /s/ Cleve M. Scott
                                                 ----------------------------
                                                 Cleve M. Scott

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 03:00 PM 05/20/1993
                              723140227 - 2337205


                          CERTIFICATE OF INCORPORATION

                                       OF

                        LINCOLNSHIRE BROADCASTING, INC.



                 The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

                 FIRST:  The name of the corporation is

                        LINCOLNSHIRE BROADCASTING, INC.

                 SECOND: The address of the initial registered and principal office of this corporation in this state is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle, State of Delaware and the name of the registered agent at said address is The Corporation Trust Company.

                 THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                 FOURTH: The corporation shall be authorized to issue the following shares:

                 Class                     Number of Shares                          Par Value
                 -----                     ----------------                          ---------
                 COMMON                    1,000                             .01 per share

                 FIFTH: The name and address of the incorporator are as follows:

                 NAME                              ADDRESS
                 ----                              -------
                 Cleve M. Scott                    c/o Ross & Hardies
                                                   Park Avenue Tower
                                                   65 East 55th Street
                                                   31st Floor
                                                   New York, New York 10022

                 SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                 (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

                 (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                          (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount of shares to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                          (b) To determine from time to time whether, and to what extent, times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                 (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any other meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                 (4) In addition to the power and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which have been valid if such By-Law had not been made.

         SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                 EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twentieth day of May, 1993.



                                                    /s/ Cleve M. Scott
                                                ----------------------------
                                                Cleve M. Scott, Incorporator